SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 29, 2000


                           SHOPCO REGIONAL MALLS, L.P.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    33-20614                    13-3217028
         --------                    --------                    ----------
State or other jurisdiction         Commission                   IRS Employer
     of incorporation               File Number               Identification No.


3 World Financial Center, 29th Floor
New York, NY Attn.: Andre Anderson                                 10285
----------------------------------                                 -----
Address of principal executive offices                            Zip Code


                                 (212) 526-3183
                                 --------------
               Registrant's Telephone Number, Including Area Code

SHOPCO REGIONAL MALLS, L.P.


Item 5.    Other Events

A special meeting of the limited partners of Shopco Regional Malls, L.P., a Delaware limited partnership, was held at the offices of the Partnership, 3 World Financial Center, 26th Floor, New York, New York 10285-2900 on February 29, 2000 for the following purposes:

     1. To approve the sale of Cranberry Mall, in Westminster, Maryland, and the subsequent liquidation and dissolution of the Partnership. Cranberry Properties MM Corp., a Delaware corporation, will purchase Cranberry Mall for $33,500,000. Regional Malls Inc., the general partner of the Partnership, anticipates that the limited partners will receive distributions of approximately $122 per unit of limited partnership interest in the Partnership in cash, representing (i) approximately $20 per unit of net proceeds from the sale of the Partnership's interest in Cranberry Mall (after the Partnership pays or provides for payment of transaction costs), and
         (ii) additional cash reserves (after payment or provision for payment of outstanding and anticipated liabilities), which the Partnership estimates will be approximately $102 per unit. It is possible that distributions to the limited partners will be lower if the purchaser renegotiates the purchase price, and the general partner, in its reasonable discretion, agrees to a lower purchase price which it believes to be in the best interests of the limited partners, but in no event shall the purchase price be reduced by more than 3%.

     2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

At this special meeting the Partnership received the required approval from the limited partnership units entitled to vote. The results of the vote were as follows:

                             For             58.19%
                             Against          2.25%

As a result of this vote, the General Partner intends to sell Cranberry Mall and liquidate the Partnership in 2000. While we anticipate that the sale will close during the first half of 2000, there can be no assurance that the sale will be completed within this time frame.

SHOPCO REGIONAL MALLS, L.P.


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           SHOPCO REGIONAL MALLS, L.P.


                           BY: REGIONAL MALLS INC.
                               General Partner


Date:  March 8, 2000           BY:    /s/Michael T. Marron
                                      -------------------------------------
                               Name:  Michael T. Marron
                               Title: President and Chief Financial Officer


                                                                               3